UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 22, 2009

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-144844	76-0025431
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

10811 S. Westview Circle Drive

Building C, Suite 100

Houston, Texas 77043

(Address of Principal Executive Offices, including Zip Code)

(713) 881-8900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Credit Facility

On December 22, 2009, Seitel, Inc. (the “Company”) entered into a secured credit agreement (the “Facility”) among the Company, as borrower, ValueAct Capital Management, L.P. (“ValueAct”), as initial lender (the “Lender”), and ValueAct, as administrative agent (“Administrative Agent”) for a $9,900,000 secured credit facility (the “Facility”). All obligations under the Facility are unconditionally guaranteed by each of the Company’s domestic subsidiaries, subject to customary exceptions, exclusions and release mechanisms. The Facility is secured by a lien on substantially all of the assets of the Company and its domestic subsidiaries.

The maturity date of the Facility is December 22, 2014. Borrowings under the Facility are available to fund ongoing working capital requirements of the Company. Loans made under the Facility will bear interest equal to 4% plus the greater of: (i) the prime lending rate as publicly announced from time to time by First Republic Bank, N.A.; (b) the federal funds effective rate in effect, plus .5%; and (c) 7%.

Other material terms of the Facility include:

•

The Facility may be prepaid and the commitments terminated in whole at any time upon prior written notice and in minimum amounts of $100,000. Loans made under the Facility that have been prepaid by the Borrower may not be reborrowed.

•

The Company must prepay borrowings under the Facility in an amount equal to (a) 100% of the net cash proceeds received from a disposition of assets by the Borrower or any subsidiary (subject to customary exceptions and reinvestment rights), (b) 100% of the net cash proceeds received from the issuance of equity interests by the Borrower’s parent or the Borrower or any subsidiary of the Borrower, (c) 100% of the net cash proceeds received from the issuance of any indebtedness by the Borrower’s parent or the Borrower or any subsidiary of the Borrower, and (d) 100% of the net cash proceeds received from any cash received by the Borrower or any of its Subsidiaries not (x) in connection with a transaction described in clauses (a) through (c) above or (y) in the ordinary course of business (subject to customary reinvestment rights).

•

The Facility contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, mergers and acquisitions, liens, change of control and dividends and other distributions. The Facility also requires the Company to comply with a minimum EBITDA covenant.

•

The Facility contains customary events of default, the occurrence of which will, among other things, give the Lenders the ability to accelerate all outstanding loans thereunder, after any applicable grace period;

A copy of the Facility is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 10.1. The foregoing description of the Facility is qualified in its entirety by reference to the full text of the Facility.

The summary disclosure above is being furnished to provide information regarding certain of the terms of the Facility. No representation, warranty, covenant or agreement described in the summary disclosure or contained in the Facility is, or should be construed as, a representation or warranty by the Company to any investor or covenant or agreement of the Company with any investor. The representations, warranties, covenants and agreements contained in the Facility are solely for the benefit of the parties named or specified therein, may be subject to standards of materiality that differ from those that are applicable to investors and may be qualified by disclosures between the parties.

Security Agreements

On December 22, 2009, the Company and each of the Company’s wholly-owned domestic subsidiaries (the “Subsidiary Guarantors”) entered into a Security Agreement in favor of ValueAct, as collateral agent (the “Security Agreement”), for the benefit of the secured parties thereunder. Pursuant to the Security Agreement, the obligations under the Facility are secured by a perfected first-priority security interest in substantially all of the Company’s assets and the assets of the Subsidiary Guarantors (excluding real property, but including 100% of the stock of the Company’s and the Subsidiary Guarantors’ first-tier domestic subsidiaries and 65% of the stock of their first-tier foreign subsidiaries).

In connection with the Security Agreement, on December 22, 2009, the Company entered into an Intellectual Property Security Agreement in favor of ValueAct, as collateral agent, for the purpose of recording the security interest granted under the Security Agreement to the collateral agent in the Patents (as defined in the Security Agreement) with the U.S. Patent and Trademark Office.

The foregoing descriptions of the Security Agreement and the Intellectual Property Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

ValueAct is the controlling stockholder of the Company’s sole stockholder Seitel Holdings, Inc.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Facility is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement dated as of December 22, 2009, by and among Seitel, Inc., as borrower, the lenders party thereto, and ValueAct Capital Management, L.P., as administrative agent.

10.2	Security Agreement dated as December 22, 2009, made by Seitel, Inc. and the subsidiaries of Seitel, Inc. from time to time party thereto, in favor of ValueAct Capital Management, L.P., as collateral agent.

10.3	Intellectual Property Security Agreement dated as of December 22, 2009, made by the pledgors party thereto, in favor of Value Act Capital Management, L.P., as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEITEL, INC.

Date: December 23, 2009	By:	/S/ MARCIA H. KENDRICK
	Name:	Marcia H. Kendrick
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated as of December 22, 2009, by and among Seitel, Inc., as borrower, the lenders party thereto, and ValueAct Capital Management, L.P., as administrative agent.

10.2	Security Agreement dated as December 22, 2009, made by Seitel, Inc. and the subsidiaries of Seitel, Inc. from time to time party thereto, in favor of ValueAct Capital Management, L.P., as collateral agent.

10.3	Intellectual Property Security Agreement dated as of December 22, 2009, made by Seitel, Inc., in favor of Value Act Capital Management, L.P., as collateral agent.

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